UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Texas Pacific Land Trust

(Name of the Registrant as Specified In Its Charter)

SOFTVEST, L.P.
SOFTVEST ADVISORS, LLC
ART-FGT FAMILY PARTNERS LIMITED
TESSLER FAMILY LIMITED PARTNERSHIP
ERIC L. OLIVER
ALLAN R. TESSLER
HORIZON KINETICS LLC
MURRAY STAHL
HORIZON ASSET MANAGEMENT LLC
KINETICS ADVISERS, LLC
KINETICS ASSET MANAGEMENT LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT INFORMATION

On April 9, 2019, SoftVest, L.P. (“SoftVest LP”) filed a definitive proxy statement (the “Proxy Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for a special meeting of holders of the sub-share certificates of proprietary interests (the “Shares”) for the election of a new trustee of Texas Pacific Land Trust (“TPL”) to fill the vacancy created by the resignation of Maurice Meyer III (such meeting, together with any adjournments, postponements or continuations thereof, the “Special Meeting”). INVESTORS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors may obtain a free copy of the Proxy Statement, any amendments or supplements thereto and other documents that SoftVest LP files with the SEC from the SEC’s website at www.sec.gov, or by contacting D.F. King, SoftVest LP’s proxy solicitor, by phone (212-269-5550) or e-mail (TPL@dfking.com).

SoftVest Advisors, LLC, SoftVest LP, Eric L. Oliver, ART-FGT Family Partners Limited, Tessler Family Limited Partnership, Allan R. Tessler, Horizon Kinetics LLC, Horizon Asset Management LLC, Kinetics Advisers, LLC, Kinetics Asset Management LLC and Murray Stahl may be deemed participants in the solicitation of proxies from holders of Shares in connection with the matters to be considered at the Special Meeting. Information about such participants’ direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement.

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1

The following is a letter sent by SoftVest LP to the holders of Shares:

ATTENTION TEXAS PACIFIC LAND TRUST INVESTORS: ALL THOSE TPL PHONE CALLS, MAILINGS AND DESIGNER SOCIAL MEDIA ADS TARGETING YOU ARE GETTING PAID WITH YOUR MONEY! TELL THE INCUMBENT TRUSTEES AND GENERAL COOK TO STOP THE NEEDLESS PROXY WAR GAMES! – IT IS COSTING US REAL MONEY. April 23, 2019 Fellow TPL Shareholders: It has been a little over a month since I launched my campaign to be elected as one of three TPL trustees. Since then, the two incumbent Trustees have launched an all-out war against myself and some of TPL’s other long-term shareholders. As I am sure you have heard by now, the incumbents even got a retired General to lead the charge! For reasons that I still cannot fully comprehend, my decision to run for a trustee position turned me, in the incumbents’ eyes, into a “self-serving dissident” and “activist” whose character and reputation had to be destroyed via a vicious public campaign based largely on innuendos and scare tactics. It appears that in the Trustees’ eyes only they know what is best for shareholders; any contrarian view is simply wrong. I have spent over 15 years studying TPL. I am eager to share my knowledge, experience and ideas with investors and the incumbent Trustees. You can learn more about me and my ideas in the definitive proxy statement that I have sent to you before, as well as a series of short videos that you can find online at https://horizonkinetics.com/tpl/. I have repeatedly called on the Trustees to make this election one of substantive ideas about the future of TPL. I strongly believe that investors are ready to have a mature and measured discussion about which candidate can make the more concrete contributions to help maximize shareholder value. TPL investors deserve better than sound bites and catchy slogans. I have suggested an open webcasted townhall meeting in which the Trustees’ nominee and I could exchange ideas and answer questions from investors. No response yet from the Trustees, who instead have announced they will broadcast a pre-taped Q&A with General Cook, who noted in a letter to shareholders that “an understanding of the E&P landscape MAY be relevant .” In my view, knowledge and expertise in exploration and production should be a requirement – not a bonus. These are some of the things that the incumbent Trustees have done so far: • The Trustees have hired TWO law firms, an investment bank, a public relations firm, and a proxy solicitor to run a negative campaign against me. When do we get a detailed accounting of the related costs?

• The Trustees initially nominated Preston Young as trustee. Mr. Young was described by the incumbents as “independent”, but nowhere did they tell shareholders that Mr. Young’s real estate management firm runs three large properties owned by Trustee David Barry’s firm in Texas. Did the trustees not think that such information would be somewhat relevant to shareholders? • The Trustees continue to refuse to share with me the list of beneficial owners of TPL shares that is in TPL’s possession so that I cannot directly contact TPL investors. Imagine if only the ruling political party had access to the list of registered voters and was actively using it to solicit voters for an election, but was unwilling to share it with the challenger running for office. In my view that is precisely what is going on here. • Bombard TPL shareholders with evening phone calls from TPL’s paid proxy solicitors, letters and targeted social media ads. None of this is free, and it is certainly not getting funded out of the pocket of the incumbent Trustees or General Cook. Instead it is coming out of OUR collective pockets. We, TPL investors, indirectly bear the cost of every phone call, letter and ad placed by the incumbents. And ironically, as 25% owners of TPL, the shareholders supporting my candidacy and myself are paying for 25% of those costs! Apparently the incumbent Trustees and their advisors are so enamored with the idea of having a four-star retired general as nominee that they failed to realize that what TPL needs is someone with real knowledge and expertise in exploration and production. I am ready to roll up my sleeves and work with the two incumbent Trustees and TPL management to create value for all TPL shareholders. Thank you for your continuing support! Eric L. Oliver IMPORTANT INFORMATION REMEMBER: ONLY THE LATEST CARD COUNTS. IF YOU RETURN ANY BLUE CARD SENT BY TPL – EVEN IF MARKED “AGAINST” OR “ABSTAIN” – IT WOULD REVOKE ANY WHITE CARD VOTE YOU MAY HAVE ALREADY SUBMITTED. IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT D.F. KING BY PHONE (212-269-5550) OR E-MAIL (TPL@dfking.com).